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                                                                     Exhibit 3.3


                            CERTIFICATE OF FORMATION

                                       OF

                                    USANi LLC

              This Certificate of Formation of USANi LLC (the "LLC"), dated as of January 26, 1998, is being duly executed and filed by Andrew J. Nussbaum, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.)

              FIRST. The name of the limited liability company formed hereby is USANi LLC.

              SECOND. The address of the registered office of the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

              THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of new Castle.

              IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                            /s/ Andrew J. Nussbaum
                                            _________________________
                                            Name:  Andrew J. Nussbaum
                                            Authorized Person